August 11, 2000



Global iTechnology, Inc.
317 Madison Avenue, Suite 807
New York, NY  10017

         Re:      Loans

Gentlemen:

         You have asked that I loan Global iTechnology, Inc. (the "Company") an additional $110,000. I have previously loaned the Company $125,000 which is evidenced by one or more demand promissory notes (the "Notes"). I hereby agree to lend the Company the additional $110,000 provided, the Company enters into a Pledge, Escrow and Security Agreement, pledging its ownership in Certificate Express, inc. to secure repayment of the total of $235,000 (the "Loans") and issues 22,000 three-year warrants to me to purchase shares of the Company's common stock for $.1875 per share. In addition, I agree that the Loans will now be represented by a single promissory note due August 10, 2001 or earlier in the event of financing.

         If these terms are acceptable to you, please sign and return a copy of this letter to me.

                                               Very truly yours,



                                               Secured Lender

Accepted:

Global iTechnology, Inc.


By:  ______________________________
         Lee Montellaro, CFO